UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2005

BIG 5 SPORTING GOODS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49850 (Commission File Number)	95-4388794 (IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo California (Address of principal executive offices)	90245 (Zip Code)
Registrant’s telephone number, including area code: (310) 536-0611
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 16, 2005, Big 5 Corp. (the “Company”), a wholly-owned subsidiary of Big 5 Sporting Goods Corporation (“Parent”), and Barry D. Emerson entered into an employment offer letter (the “Offer Letter”). The Offer Letter sets forth the terms of Mr. Emerson’s employment with the Company, Parent and Big 5 Services Corp., a wholly-owned subsidiary of the Company (“Big 5 Services”, and together with the Company and Parent, the “Big 5 Companies”). Beginning on or before September 12, 2005, Mr. Emerson will commence employment as Senior Vice President of each of the Big 5 Companies, and upon the completion of the filings of Parent’s annual report on Form 10-K for the 2004 fiscal year and quarterly reports on Form 10-Q for the first and second quarters of fiscal 2005, he will also be appointed Chief Financial Officer and Treasurer of each of the Big 5 Companies. Mr. Emerson will receive a starting annual base salary of $275,000 and a starting annual bonus of $125,000, to be paid in the first quarter of 2006 and prorated based upon the period of employment during the 2005 fiscal year. On the first day of his employment, Mr. Emerson will receive a stock option grant to acquire 50,000 shares of Parent’s common stock, which will vest 25% per year over four years and will have a term of ten years. In addition, Mr. Emerson will receive specified perquisites, and be eligible for future stock option grants, comparable to those provided to other senior vice presidents of the Company.
     The Company will enter into a mutually-acceptable severance agreement with Mr. Emerson setting forth the terms of his “at will” employment. If the Company terminates Mr. Emerson’s employment other than for “cause” (as defined), Mr. Emerson will receive a severance package which will include one year’s base salary and one year’s health coverage for Mr. Emerson and his family.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 16, 2005, Barry D. Emerson accepted an offer of employment to serve as Senior Vice President of the Big 5 Companies commencing on or before September 12, 2005, and upon the completion of the filing of Parent’s annual report on Form 10-K for the 2004 fiscal year and quarterly reports on Form 10-Q for the first and second quarters of fiscal 2005, as Senior Vice President, Chief Financial Officer and Treasurer of the Big 5 Companies. Prior to his employment with the Big 5 Companies, Mr. Emerson, 47, was employed by U. S. Auto Parts Network, Inc., an ecommerce distributor of aftermarket auto parts in the United States, where he served as Vice President, Treasurer and Chief Financial Officer during 2005. Prior to that, Mr. Emerson served as Vice President, Treasurer and Chief Financial Officer of Elite Information Group, Inc., a software product and services company, from 1999 through 2004. Mr. Emerson, a Certified Public Accountant in California, earned an MBA from the Anderson Graduate School of Management at the University of California, Los Angeles and a B.S. in accounting from California State University, Long Beach.
     Except as set forth in the Offer Letter, there are no arrangements or understandings between Mr. Emerson and any other person(s) pursuant to which he was selected as an officer. In addition, there are no family relationships between Mr. Emerson and any other director or executive officer of the Company.
     As set forth in Item 1.01, the Company and Mr. Emerson entered into the Offer Letter on August 16, 2005. The terms of the Offer Letter are described in Item 1.01 of this report and are incorporated into this Item 5.02 by this reference.
     Big 5 Sporting Goods Corporation issued a press release on August 22, 2005 regarding its employment of Mr. Emerson. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release, dated August 22, 2005, issued by Big 5 Sporting Goods Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION (Registrant)
Date: August 22, 2005	/s/ STEVEN G. MILLER
Steven G. Miller
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated August 22, 2005, issued by Big 5 Sporting Goods Corporation.

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